UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2023

Crixus BH3 Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-40868	86-2249068
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

819 NE 2nd Avenue, Suite 500	33304
Fort Lauderdale, FL
(Address of principal executive offices)	(Zip Code)

(954) 416-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	BHACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	BHAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	BHACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 27, 2023, Crixus BH3 Acquisition Company (the “Company” or “our”), Crixus BH3 Sponsor LLC (the “Sponsor”) and Focus Impact BHAC Sponsor, LLC (the “New Sponsor”) entered into a Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, subject to satisfaction of certain conditions, the New Sponsor (i) has agreed to purchase an aggregate of 3,746,303 shares of Class B common stock, par value $0.0001 per share (“Class B common stock”), from the Sponsor and each of the anchor investors and 4,160,000 private placement warrants from the Sponsor for an aggregate purchase price of $16,288.27 and (ii) will become the sponsor of the Company (together, the “Purchase”).

As a condition to consummation of the Purchase, six of the seven existing members of the Board of Directors of the Company (the “Board”), including our independent Board members, and our management team will resign, one new Board member selected by the Sponsor and five new Board members and a new management team selected by the New Sponsor, will be appointed by the remaining existing Board member, effective upon consummation of the Purchase or as soon as possible thereafter. Eric Edidin, an existing Board member, is expected to remain as a Board member following the consummation of the Purchase.

Pursuant to the terms of the Purchase Agreement, the New Sponsor agreed, among other things, to (i) join as a party to the Letter Agreement, dated October 4, 2021, by and between the Company and the Sponsor (the “Letter Agreement,”) and the registration and stockholder rights agreement, dated October 4, 2021, among the Company, the Sponsor and certain security holders party thereto, (ii) obtain or extend certain director and officer insurance policy coverage, (iii) pay certain expenses, up to a mutually-agreed upon maximum, incurred by the Company, Sponsor and New Sponsor in connection with the Purchase and (iv) reimburse the Sponsor for the most recent extension payment made to the trust account established by the Company (the “Trust Account”) in the amount of $175,440.72.

The Purchase Agreement provides that consummation of the Purchase is conditional on, among other things, (i) the approval of a proposal to amend the Company’s amended and restated certificate of incorporation (as further amended by the Certificate of Amendment filed with the Delaware Secretary of State on December 7, 2022, the “Charter”) to further extend the period of time by which the Company has to consummate an initial business combination to July 31, 2024 (the “Charter Amendment Proposal”) and the Founder Share Amendment Proposal (as defined below), (ii) the transfer of the shares of Class B common stock and private placement warrants to the New Sponsor, (iii) the resignation of six of the seven existing members of the Board and the existing officers of the Company, (iv) the termination of all Company related party transactions and commercial arrangements, contracts and agreements with any third party, including any working capital loans and extension loans, (v) the payment of all outstanding invoices of the Company by the Sponsor, (vi) the appointment by the Sponsor (after giving effect to the resignations) of the directors and officers selected by the New Sponsor, (vii) the irrevocable waiver by the underwriters of the Company’s initial public offering of their rights to receive the deferred underwriting fee contemplated by the Underwriting Agreement, dated October 4, 2021; (viii) the procurement of a working capital loan by the Company of at least $1.2 million and (ix) Sponsor’s and New Sponsor’s reasonable belief that the Company will continue to meet the listing requirements of the Nasdaq Stock Market LLC following the Special Meeting (as defined herein) and the Nasdaq Stock Market LLC accepting the proposed plan of compliance to rectify the Company’s previously disclosed listing deficiency. There can be no assurance that the conditions to the consummation of the Purchase will be satisfied or that the Purchase will be consummated. The Purchase Agreement will terminate if the Purchase is not consummated by October 16, 2023. In the event that the Purchase Agreement is not consummated, the Company may pursue a partnership with another sponsor.

The Sponsor, the Board and the Company’s management team believe that the Company’s stockholders will benefit from the Purchase as the Purchase, together with the extension of the existing termination date, would provide the Company with additional time to consummate an initial business combination.

The Purchase Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate authority. The representations and warranties of each party set forth in the Purchase Agreement were made solely for the benefit of the other parties to the Purchase Agreement, and stockholders of the Company are not third-party beneficiaries of the Purchase Agreement. In addition, such representations and warranties (i) are subject to materiality and other qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by the Company’s stockholders, (ii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (iii) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide the Company’s stockholders with information regarding the terms of the Purchase Agreement, and not to provide the Company’s stockholders with any other factual information regarding any of the parties or their respective businesses.

To permit the consummation of the Purchase, the Board has waived the transfer restrictions on (i) the Class B common stock and the private placement warrants contained in the Letter Agreement and the Warrant Agreement dated October 4, 2021, by and among the Company and Continental Stock Transfer & Trust Company and (ii) the Class B common stock contained in the Investment Agreements, dated October 4, 2021 by and among the Company, the Sponsor and each of its anchor investors (the “Investment Agreements”). The New Sponsor has agreed that it will be bound by the same transfer restrictions as the Sponsor with respect to the Class B common stock and the private placement warrants contained in the Letter Agreement.

Following the consummation of the Purchase, the Company intends to change its name from “Crixus BH3 Acquisition Company” to “Focus Impact BH3 Acquisition Company.”

Anchor Transfer Agreements

Additionally, in connection with the entry into the Purchase Agreement, the Sponsor has entered into a letter agreement (the “Anchor Transfer Agreement”) with each of the anchor investors dated as of September 26, 2023, whereby each anchor has agreed, subject to the conditions contained therein, when and as directed by the Sponsor, to transfer 2/3 of their shares of Class B common stock for no consideration; provided, however, upon the request of an anchor investor, the Sponsor shall pay to them $0.0043 per share. The Anchor Transfer Agreement terminates if the Purchase is not consummated by October 16, 2023, the transfer of the Sponsor’s shares of Class B common stock and private placement warrants pursuant to the Purchase Agreement is not consummated concurrently with the closing of the Purchase, or the Sponsor’s representations and warranties are not true and correct. The Company is a party to the Anchor Transfer Agreements solely with respect to the waiver of the transfer restrictions on the Class B common stock contained in the Investment Agreements to permit the transfer of the shares to the New Sponsor in connection with the Purchase.

The foregoing descriptions of the Purchase Agreement and the form of Anchor Transfer Agreement are not complete and are qualified in their entirety by reference to the text of such documents, which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively and which are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Consummation of the transactions contemplated by the Purchase Agreement would involve the election or designation of directors constituting a majority of the directors of the Company otherwise than at a meeting of stockholders of the Company. Therefore, pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder, the Company will be required to file with the Securities and Exchange Commission (the “SEC”) and transmit to its stockholders entitled to vote on the election of directors an information statement on Schedule 14f-1 in connection with such change in the majority of the directors of the Company (the “Schedule 14F”) not less than 10 days prior to the date on which such directors take office. The Company will file the Schedule 14F with the SEC and transmit the Schedule 14F to the stockholders entitled to vote on the election of directors at least 10 days prior to the date on which such directors take office.

Item 8.01.	Other Events.

The Company has determined to postpone the special meeting originally scheduled for Friday, September 29, 2023, and instead hold the special meeting on Friday, October 6, 2023 at 9:00 a.m. Eastern Time (the “Special

Meeting”). In addition to the proposals included in the revised definitive proxy statement filed with the Securities and Exchange Commission on September 6, 2023 (as revised, the “Proxy Statement”), the Company filed a supplement to the Proxy Statement on September 26, 2023 (the “Supplement”), pursuant to which stockholders will also be asked to vote on a proposal to amend the Charter to provide for the right of a holder of Class B common stock of the Company to convert its shares of Class B common stock into shares of Class A common stock on a one-to-one basis at any time and from time to time at the election of the holder (the “Founder Share Amendment Proposal”).

Interests of the Sponsor and the Company’s Directors and Officers

The Company is also updating the disclosure in the Proxy Statement to reflect the interests of the Sponsor and our directors and officers in connection the Purchase.

When considering the recommendation of the Board, the Company stockholders should be aware that aside from their interests as stockholders, the Sponsor and certain members of the Board and officers of the Company have interests that are different from, or in addition to, those of other stockholders generally. The Board was aware of and considered these interests, among other matters, in recommending to the Company’s stockholders that they approve the Founder Share Amendment Proposal. The Company’s stockholders should take these interests into account in deciding whether to approve the Founder Share Amendment Proposal:

•

the fact that 4,299,242 shares of our Class B common stock held by our officers, directors and affiliates, which were acquired prior to the IPO for an aggregate purchase price of approximately $18,692 will be worthless (as the holders have waived liquidation rights with respect to such shares), as will the 6,400,000 private placement warrants that were acquired simultaneously with the IPO by our sponsor for an aggregate purchase price of $9,600,000, which will expire. Such common stock and warrants had an aggregate market value of approximately $46.0 million based on the last sale price of our Class A common stock and warrants of $10.63 and $0.0401, respectively, on the Nasdaq on September 22, 2023. As a result, if an initial business combination is completed, notwithstanding the transfer by the Sponsor of approximately 67% of its Class B common stock and 65% of the private placement warrants in connection with the Purchase, the Sponsor is likely to be able to make a substantial profit on any remaining investment in the Company at a time when the Class A common stock may have lost significant value;

•

the fact that the Sponsor and the other initial stockholders (including our anchor investors) have agreed not to redeem any common stock held by them in connection with a stockholder vote to approve an initial business combination or the Founder Share Amendment Proposal;

•

the fact that our officers, directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and initial business combinations. These individuals have negotiated the repayment of any such expenses upon completion of our initial business combination. However, if we fail to consummate an initial business combination, they will not have any claim against the Trust Account for reimbursement. Accordingly, we will most likely not be able to reimburse these expenses if an initial business combination is not completed;

•

the fact that, if the Trust Account is liquidated in the event the Company is unable to complete an initial business combination within the required time period, the Sponsor has agreed, subject to certain limitations, to indemnify the Company to ensure that the proceeds in the Trust Account are not reduced below $10.10 per share;

•

the fact that our initial stockholders (including our anchor investors) have waived their rights to participate in any liquidation distribution with respect to their Class B common stock. There will be no distribution from the Trust Account with respect to our warrants, which will expire worthless in the event we wind up;

•

the continued indemnification of the Company’s existing directors and officers and the continuation of director’s and officer’s liability insurance policies maintained by the Company (at the expense of the New Sponsor) and any insurance policies to be maintained after consummation of the Purchase and an initial business combination;

•	the fact that consummation of the Purchase is conditional on, among other things, approval of the Charter Amendment Proposal and the Founder Share Amendment Proposal by our stockholders;

•

the fact that the Sponsor will receive the purchase price of $16,288.27 (less any amount that may be paid to any anchor investor upon its request) from the New Sponsor in respect of the sale of 3,746,303 shares of Class B common stock and 4,160,000 private placement warrants in connection with consummation of the Purchase;

•

the fact that the Sponsor will receive a reimbursement of $175,440.72 in respect of expenses incurred by the Sponsor in connection with the Extension Loan and also the New Sponsor will pay certain expenses, up to a mutually-agreed upon maximum, incurred in connection with the Purchase; and

•

the fact the Sponsor and the existing independent directors of the Company (as of the date of this proxy statement) have the potential to make a substantial profit on the remaining interest in the Company that they hold following consummation of the Purchase if the Company subsequently completes an initial business combination. The remaining 1,520,109 shares of Class B common stock that the Sponsor and our officers, directors and affiliates will hold after the transfer of the Class B common stock to the New Sponsor has an aggregate market value of approximately $16.2 million, based on the last sale price of our Class A common stock of $10.63 on the Nasdaq on September 22, 2023.

In connection with the postponement of the Special Meeting, the right of public stockholders to exercise their right to redeem their public shares for their pro rata portion of the funds available in the Company’s Trust Account, or to withdraw any previously delivered demand for redemption, has been extended to 5:00 p.m., Eastern time, on Wednesday, October 4, 2023 (two business days before the postponed Special Meeting).

In connection with the Special Meeting, the Proxy Statement provides (among other things) that (i) in order to be able to consummate an initial business combination by July 31, 2024, the Company believes that it will need between approximately $35.0 million and $40.0 million to remain in the Trust Account after giving effect to redemption elections in connection with the approval of the Charter Amendment Proposal (such minimum, the “Minimum Trust Account Balance”) and (ii) if enough public stockholders elect to have the Company redeem their public shares in connection with the approval of the Charter Amendment Proposal such that the Company believes that the Minimum Trust Account Balance will not be achieved after giving effect to such redemption elections, the Company intends to not submit the Charter Amendment Proposal and the Founder Share Amendment Proposal to a vote of the Company’s stockholders at the Special Meeting.

Notwithstanding anything set forth in the Proxy Statement, the Company (i) may accept a Minimum Trust Account Balance less than $35.0 million (but not less than $20.0 million) (the “Revised Minimum Trust Account Balance”), (ii) believes that such Revised Minimum Trust Account Balance, along with additional equity or debt financing that it believes it would be able to obtain, would still be sufficient to consummate its initial business combination, and (iii) currently intends to submit the Charter Amendment Proposal to a vote of the Company’s stockholders at the Special Meeting based on the Revised Minimum Trust Account Balance.

Assuming that the Board determines that there are sufficient assets legally available to effect the redemption, the Charter Amendment Proposal is submitted to a vote of stockholders at the Special Meeting, the Revised Minimum Trust Account Balance is maintained, no additional amounts are withdrawn from the Trust Account for payment of taxes under the trust agreement and the Charter Amendment Proposal is approved at the Special Meeting, the Company estimates that the per-share pro rata portion of the Trust Account to be used to redeem the public shares for which a redemption election has been made will be approximately $10.42, based on the approximate amount of $52.2 million held in the Trust Account as of June 30, 2023. The closing price of the Class A common stock on September 22, 2023 was $10.63. Accordingly, assuming that the Charter Amendment Proposal is submitted to a vote of the stockholders at the Special Meeting, the Revised Minimum Trust Account Balance is maintained, the Charter Amendment Proposal is approved at the Special Meeting and the market price were to remain the same as it was on September 22, 2023, public stockholders electing redemption of their public shares in connection with the approval of the Charter Amendment Proposal would receive approximately $0.21 less for each share than if such stockholder sold the redeemed public shares in the open market (based on the Trust Account balance as of June 30, 2023). The Company cannot assure stockholders that they will be able to sell their shares of Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the Company’s securities when such stockholders wish to sell their shares.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Purchase Agreement, dated September 27, 2023, by and among Crixus BH3 Acquisition Company, Crixus BH3 Sponsor LLC and Focus Impact BHAC Sponsor, LLC.

10.2	Form of Anchor Transfer Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K, Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s closing of the Purchase Agreement (which includes conditions out of the Company’s control) and ability to proceed with the Special Meeting. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Proxy Statement and Supplement, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

The Proxy Statement was mailed to the Company’s stockholders of record on or about September 6, 2023 and the Supplement was mailed to the Company’s stockholders of record on or about September 26, 2023. Investors and security holders of the Company are advised to read the Proxy Statement and Supplement because it contains important information about the Special Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Proxy Statement and Supplement, as well as other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Crixus BH3 Acquisition Company, 819 NE 2nd Avenue, Suite 500, Fort Lauderdale, Florida, 33304, Attention: Gregory Freedman.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposals to be considered and voted on at the Special Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Proxy Statement and Supplement, which may be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIXUS BH3 ACQUISITION COMPANY

By:	/S/ GREGORY FREEDMAN
Name: Gregory Freedman
Title: Co-Chief Executive Officer and Chief Financial Officer

Date: September 27, 2023